Exhibit 2.10

SYNDICATION AND AMENDMENT AGREEMENT

dated 25 September 2007

between

QIAGEN N.V.

as Company

QIAGEN N.V.

QIAGEN DEUTSCHLAND HOLDING GMBH

QIAGEN NORTH AMERICAN HOLDINGS, INC.

QIAGEN SCIENCES INC.

as Original Borrowers

DEUTSCHE BANK LUXEMBOURG S.A.

as Existing Lender

THE FINANCIAL INSTITUTIONS LISTED HEREIN

as New Lenders,

and

DEUTSCHE BANK LUXEMBOURG S.A.

acting as Agent

RELATING TO A FACILITIES AGREEMENT

dated 13 July 2007

arranged by

DEUTSCHE BANK AG

WHITE & CASELLP

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

THIS AGREEMENT is dated 25 September 2007 and made between:

(1)	QIAGEN N.V. as borrower and guarantor (the “Company”);

(2)	QIAGEN N.V., QIAGEN DEUTSCHLAND HOLDING GMBH, QIAGEN NORTH AMERICAN HOLDINGS, INC. and QIAGEN SCIENCES INC. as original borrowers (the “Original Borrowers”);

(3)	DEUTSCHE BANK AG (the “Mandated Lead Arranger”);

(4)	DEUTSCHE BANK LUXEMBOURG S.A. as existing Lender (the “Existing Lender”);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule-1 as new Lenders (the “New Lenders”); and

(6)	DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (the “Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended by this Agreement.

“Original Facility Agreement” means the EUR 750,000,000 Syndicated Multi-Currency Term Loan and Revolving Credit Facilities Agreement dated 13 July 2007 between the Company, the Original Borrowers, the Mandated Lead Arranger, the Existing Lender and the Agent.

“Syndication Date” means 27 September 2007 or any other date as specified by the Agent.

1.2	Incorporation of defined terms

(a) Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Agreement.

1.4	Designation

In accordance with the Original Facility Agreement, each of the Company and the Agent designate this Agreement as a Finance Document.

2.	REPRESENTATIONS

Each Obligor makes the Representations as set out in Clause 16.24 (Repetition of Representation and Warranties) of the Original Facility Agreement by reference to the facts and circumstances then existing:

(a) on the date of this Agreement; and

(b) on the Syndication Date.

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

3.	TRANSFER BY ASSUMPTION (VERTRAGSÜBERNAHME)

3.1	Transfer by assumption

On the Syndication Date (whether or not a Default is continuing) the Existing Lender shall transfer by assumption (Vertragsübernahme) all or part of its Commitment, rights and obligations under the Original Facility Agreement to a New Lender, so that:

(a)	each New Lender will become a Lender under the Amended Agreement with a Facility A Commitment and Facility C Commitment as set out in the relevant columns opposite its name in Schedule 2 (The Lenders);

(b)	the Existing Lender’s Facility A Commitment and Facility C Commitment shall be reduced to the respective amount set out in the relevant, columns opposite its name in Schedule 2 (The Lenders);

(c)	each New Lender will become a Lender under the Amended Agreement with a participation in each Advance as notified to it by the Agent pursuant to paragraphs (a) and (c) of Clause 3.5 (Lenders participations); and

(d)	the Existing Lender’s participation in each Advance shall be as notified to it by the Agent pursuant to paragraphs (a) and (c) of Clause 3.5 (Lenders participations).

3.2	Procedure for transfer by assumption

The transfer by assumption set out in Clause 3.1 (Transfer by assumption) shall take effect on the Syndication Date so that:

(a)	to the extent that in Clause 3.1 (Transfer by assumption) the Existing Lender seeks to transfer by assumption its rights and obligations under the Original Facility Agreement, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(b)	each of the Obligors and each New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the relevant New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(c)	the Agent, the Mandated Lead Arranger and each New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had each New Lender been an original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer by assumption and to that extent the Agent, the Mandated Lead Arranger, and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	each New Lender shall become a party as a “Lender”.

3.3	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, the Existing Lender make no representation or warranty and assume no responsibility to the New Lenders for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

(ii)	the financial condition of any Obligor;

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

(iii)	the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms that it:

(i)	has received a copy of the Original Facility Agreement together with such other information as it has required in connection with this transaction;

(ii)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and the Amended Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Transaction Document; and

(iii)	will continue to make its own independent approval of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Transaction Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges the Existing Lender to:

(i)	accept a re-transfer from any New Lender of any of the rights and obligations transferred by assumption under this Agreement; or

(ii)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

3.4	Administrative Details

Each New Lender has delivered to the Agent its Facility Office details and address, fax number and attention details for the purposes of Clause 34 (Notices) of the Amended Agreement.

3.5	Lenders’ participations

(a)	The Agent shall notify the Existing Lender and each New Lender of the amount and currency of each Facility C Advance requested, pursuant to a Utilisation Request, to be made on the Syndication Date and the amount of its participation in that new Advance no later than 11:00 a.m. on the Syndication Date.

(b)	The Existing Lender and each New Lender shall make its participation in each Advance referred to in paragraph (a) above available on the Syndication Date.

(c)	The Agent shall notify each New Lender and the Existing Lender of the amount and currency of each Facility A Advance and each Facility C Advance which was made before the Syndication Date and which is to continue to be outstanding on the Syndication Date and the amount and currency of its participation in that Facility A Advance and Facility C Advance, on the Syndication Date.

(d)	The Agent shall notify each New Lender of the Interest Periods commencing on the Syndication Date pursuant to the relevant Interest Selection Notices, at least two days prior to the Syndication Date.

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

4.	CONDITIONS PRECEDENT

The Agent hereby confirms to the New Lenders that it has received all documents and other evidence listed in Schedule 3 (Conditions Precedent) of the Original Facility Agreement, each in form and substance satisfactory to the Agent as provided in Clause 3,1 (Initial Conditions Precedent) of the Original Facility Agreement. The Agent further confirms that it has notified the Company and the Existing Lender in accordance with paragraph b) of Clause 3.1 (Initial Conditions Precedent) of the Original Facility Agreement.

5.	AMENDMENTS

5.1	Amendments

With effect from the Syndication Date the Original Facility Agreement shall be amended as set out in Schedule 3 (Amendments to Original Facility Agreement).

5.2	Quotation Date

The parties agree that for the purposes of any Facility C Advance to be made on the Syndication Date, the Quotation Date shall be the Syndication Date.

5.3	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

6.	CONSENTS AND WAIVERS

6.1	Consent and Waiver

The Company, the Original Borrowers and the Guarantor, the Mandated Lead Arranger, the Existing Lender and the Agent:

(a)	consent to the New Lenders becoming Lenders; and

(b)	waive the requirements of paragraph c) of Clause 30.3 (Assignments or Transfers by Lenders) and Clauses 30.4 (Procedure of Transfer) of the Original Facility Agreement for the purposes of this Agreement and for the transfer by assumption effected pursuant to this Agreement.

6.2	Agent’s Waiver

The Agent waives the requirement for the payment of the fee referred to in paragraph d) of Clause 30.3 (Assignments or Transfers by Lenders) of the Original Facility Agreement in respect of the transfers by assumption effected pursuant to this Agreement.

7.	MISCELLANEOUS

7.1	Incorporation of terms

The provisions of Clause 34 (Notices) and Clause 37 (Governing Law and Jurisdiction) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement and as if references in those clauses to “Lender” include the New Lenders.

7.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

SCHEDULE 1

The New Lenders

1.	Banque LB Lux S.A.
2.	Commerzbank AG
3.	Deutsche Apotheker-und Ärztebank
4.	Deutsche Postbank International S.A.
5.	DZ Bank Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main
6.	Goldman Sachs Credit Partners L.P.
7.	1KB Deutsche Industriebank AG, Filiale Luxemburg
8.	KfW
9.	Sal. Oppenheim jr. & Cie. KGaA
10.	Stadtsparkasse Düsseldorf
11.	The Bank of Tokyo-Mitsubishi UFJ, Ltd. Düsseldorf Branch
12.	The Royal Bank of Scotland plc, Niederlassung Frankfurt
13.	West LB AG
14.	WGZ BankAG-Westdeutsche Genossenschafts-Zentralbank

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

SCHEDULE 2

The Lenders

	Name of Lender	Facility A Commitment USD	Participation in Facility A Outstanding USD	Facility C Commitment USD
1.	Banque LB Lux S.A.	40,769,230.77	40,769,230.77	12,230,769.23
2.	Commerzbank AG	40,769,230.77	40,769,230.77	12,230,769.23
3.	Deutsche Apotheker-und Ärztebank	20,000,000.00	20,000,000.00	6,000,000.00
4.	Deutsche Bank Luxembourg S.A.	54,615,384.62	54,615,384.62	16,384,615.38
5.	Deutsche Postbank International S.A.	20,000,000.00	20,000,000.00	6,000,000.00
6.	DZ Bank Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	40,769,230.77	40,769,230.77	12,230,769.23
7.	Goldman Sachs Credit Partners L.P.	40,769,230.77	40,769,230.77	12,230,769.23
8.	1KB Deutsche Industriebank AG, Filiale Luxemburg	40,769,230.77	40,769,230.77	12,230,769.23
9.	KfW	20,000,000.00	20,000,000.00	6,000,000.00
10.	Sal. Oppenheim jr. & Cie. KGaA	20,000,000.00	20,000,000.00	6,000,000.00
11.	Stadtsparkasse Düsseldorf	20,000,000.00	20,000,000.00	6,000,000.00
12.	The Bank of Tokyo-Mitsubishi UFJ, Ltd. Düsseldorf Branch	20,000,000.00	20,000,000.00	6,000,000.00
13.	The Royal Bank of Scotland plc, Niederlassung Frankfurt	50,769,230.77	50,769,230.77	15,230,769.23
14.	West LB AG	50,769,230.77	50,769,230.77	15,230,769.23
15.	WGZ Bank AG–Westdeutsche Genossenschafts-Zentralbank	20,000,000.00	20,000,000.00	6,000,000.00
	TOTAL	500,000,000.00	500,000,000.00	150,000,000.00

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

SCHEDULE 3

Amendments to Original Facility Agreement

1.	The following definitions of Clause 1.1 (Definitions) shall be deleted and replaced by the following definitions:

“Merger” means the merger of Digene Corporation with and into Energy Merger Sub, Inc. as surviving entity which was after the merger renamed to Digene Corporation.

“Target” means Digene Corporation.

2.	Paragraph (viii) of Clause 19.11 (Restrictions on Financial Indebtedness) shall be renumerated as paragraph (ix) and a new paragraph (viii) shall be included as follows:

“(viii) arising under a sale-and-lease-back programme of certain “Logistic Center” equipment of Qiagen GmbH, provided that the aggregate capital value of all such items so leased by members of the Group does not exceed EUR 2,500,000 in aggregate; and”.

3.	The first sentence in Clause 2 (Total Interest Cover) of Schedule 5 (Financial Covenants) shall be deleted and replaced by the following sentence:

“In respect of any Testing Period, Total Interest Cover on each date specified in Column 1 below is more than the ratio specified in Column 2 below opposite such date:”.

Qiagen—Syndication and Amendment Agreement

Dokument: 1105332_9 [FRANKFURT]

SIGNATURES

The Company

QIAGEN N.V.

By:	/s/ Peer M. Schatz

By:	/s/ Roland Sackers

Address:	Spoorstraat 50
KJ 5911 Venlo
The Netherlands

Tel:	+49 2103 2911707

Fax:	+49 2103 2921707

Attention:	Peer M. Schatz, CEO

Roland Sackers, CFO

With a copy to:

QIAGEN GmbH

Address:	Qiagen Str. 1
40724 Hilden
Germany

Tel:	+49 2103 2911844

Fax:	+49 2103 2921844

Attention:	Legal Counsel

Qiagen—Syndication and Amendment Agreement

The Original Borrowers

QIAGEN N.V.

By:	/s/ Peer M. Schatz

By:	/s/ Roland Sackers

Address:	Spoorstraat 50
KJ 5911 Venlo
The Netherlands

Tel:	+49 2103 2911707

Fax:	+49 2103 2921707

Attention:	Peer M. Schatz, CEO

Roland Sackers, CFO

With a copy to:

QIAGEN GmbH

Address:	Qiagen Str. 1
40724 Hilden
Germany

Tel:	+49 2103 2911844

Fax:	+49 2103 2921844

Attention:	Legal Counsel

Qiagen—Syndication and Amendment Agreement

QIAGEN DEUTSCHLAND HOLDING GMBH

By:	/s/ Peer M. Schatz

By:	/s/ Roland Sackers

Address:	Qiagen Str. 1
40724 Hilden
Germany

Tel:	+49 2103 2911707

Fax:	+49 2103 2921707

Attention:	Peer M. Schatz, CEO

Roland Backers, CFO

With a copy to:

QIAGEN GmbH

Address:	Qiagen Str. 1
40724 Hilden
Germany

Tel:	+49 210 32911844

Fax:	+49 210 32921844

Attention:	Legal Counsel

Qiagen—Syndication and Amendment Agreement

QIAGEN NORTH AMERICAN HOLDINGS, INC.

By:	/s/ Peer M. Schatz

By:	/s/ Roland Sackers

Address:	9300 Germantown Road
Germantown
MD 20874
USA

Tel:	+1 (240) 686 7772

Fax:	+1 (240) 686 7773

Attention:	Peer M. Schatz, CEO

Roland Sackers, CFO

With a copy to:

QIAGEN GmbH

Address:	Qiagen Str. 1
40724 Hilden
Germany

Tel:	+49 2103 2911844

Fax:	+49 2103 2921844

Attention:	Legal Counsel

Qiagen—Syndication and Amendment Agreement

QIAGEN SCIENCES INC.

By:	/s/ Peer M. Schatz

By:	/s/ Roland Sackers

Address:	9300 Germantown Road
Germantown
MD 20874
USA

Tel:	+1 (240) 686 7772

Fax:	+1 (240) 686 7773

Attention:	Peer M. Schatz, CEO

Roland Sackers, CFO

With a copy to:
QIAGEN GmbH

Address:	Qiagen Str. 1
40724 Hilden
Germany

Tel:	+49 2103 2911844

Fax:	+49 2103 2921844

Attention:	Legal Counsel

Qiagen—Syndication and Amendment Agreement

The Guarantor

QIAGEN N.V.

By:	/s/ Peer M. Schatz

By:	/s/ Roland Sackers

Address:	Spoorstraat 50
KJ 5911 Venlo
The Netherlands

Tel:	+49 2103 2911707

Fax:	+49 2103 2921707

Attention:	Peer M. Schatz, CEO

Roland Sackers, CFO

With a copy to:
QIAGEN GmbH

Address:	Qiagen Str.1
40724 Hilden
Germany

Tel:	+49 2103 2911844

Fax:	+49 2103 2921844

Attention:	Legal Counsel

Qiagcn—Syndication and Amendment Agreement

The Mandated Lead Arranger

DEUTSCHE BANK AG

By:	Illegible

Address:	Große Gallusstraße 10-14
D-60311 Frankfurt am Main
Germany

Tel:	49 69 910 36951

Fax:	49 69 910 38793

Attention:	Loan Capital Markets/Tina Fuchs

The Agent

DEUTSCHE BANK LUXEMBOURG S.A.

By:	Illegible

Address:	2, boulevard Konard Adenauer
L-1115 Luxembourg

Tel:	+352 421222 81

Fax:	+352 42122 95771

Attention:	International Loan and Agency Services/Nigel Hibberd

The Existing Lender

DEUTSCHE BANK LUXEMBOURG S.A.

By:	Illegible

Address:	2, boulevard Konrad Adenauer
L-1115 Luxembourg

Tel:	+552 42122 281

Fax:	+352 42122 95771

Attention:	International Loan and Agency Services/Nigel Hibberd

Qiagen—Syndication and Amendment Agreement

The New Lenders

BANQUE LB LUX S.A.

By:	/s/ Kenneth Andersen	/s/ Kerstin Franzeo

Address:	3, rue Jean Monnet
L–2016 Luxembourg

Tel:	+352 42 434 3328 / 3340

Fax:	+352 42 434 3399

Attention:	Corporate Finance

COMMERZBANK AG

By:	Illegible

Address:	Kaiserplatz
60311 Frankfurt am Main

Tel:	+49 69 136 29245

Fax:	+49 69 136 22593

Attention:	Jan Prieshof

DEUTSCHE APOTHEKER-UND ÄRZTEBANK

By:	/s/ Harald Morsbach	/s/ Thorsten Steuber

Address:	Richard-Oskar-Mattern-Straße 6
40547 Düsseldorf

Tel:	+49 211 5998 9389

Fax:	+49 211 5998 9388

Attention:	Firmenkunden and Versorgungsstrukturen

Qiagen—Syndication and Amendment Agreement

DEUTSCHE POSTBANK INTERNATIONAL S.A.

By:	/s/ Dr. St. Deoker	/s/ P. Laudwein

Address:	18–20, Parc d’Activité Syrdall
L–5365 Luxembourg-Munsbach

Tel:	+352 34 95 31 250 / 251

Fax:	+350 34 95 32 666

Attention:	PB Finance Center/Thomas Pfleger/Klaus Großekathöfer

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN

By:	Illegible

Address:	Platz der Republik
60265 Frankfurt am Main

Tel:	+49 69 7447 90857 / 6440

Fax:	+49 69 7447 99879 / 6645

Attention:	Acquisition and Leveraged Finance F/SFLF/Dirk Spangenberg Structured Loans Analysis F/KRSF/Peter Sachse

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	Illegible

Address:	c/o Goldman Sachs International
Petershill, 1 Carter Lane
London EC4V 5ER
United Kingdom

Tel:	+44 20 7552 3881 / 2832

Fax:	+44 20 7552 7070

Attention:	Caroline Bran/Nicola Laming

Qiagen—Syndication and Amendment Agreement

IKB DEUTSCHE INDUSTRIEBANK AG, FILIALE LUXEMBURG

By:	/s/ Dr. Werner Winnen	/s/ Iris Graf

Address:	12, rue Erasme
L–1468 Luxembourg

Tel:	+352 423 777 400

Fax:	+352 423 777 442

Attention:	Kreditadministration/Dr. Werner Winnen

KFW

By:	/s/ Stetan Wolf First Vice President	/s/ Jutta Roeller

Address:	Palmengartenstrasse 5-9
60325 Frankfurt am Main

Tel:	+49 69 7431 1711

Fax:	+49 69 7431 9609

Attention:	Origination and Structuring/Christoph Seibert

SAL. OPPENHEIM JR. & CIE. KGAA

By:	/s/ Theodor Merkl Senior Vice President	/s/ Martin Hilleke Associate

Address:	Unter Sachsenhausen 4
50667 Köln

Tel:	+49 221 145 1714

Fax:	+49 221 145 91714

Attention:	“Credit Risk Management/Theodor Merkl

Qiagen—Syndication and Amendment Agreement

STADTSPARKASSE DÜSSELDORF

By:	Illegible

Address:	Berliner Allee 33,
40212 Düsseldorf

Tel:	+49 211 878 1546

Fax:	+49 211 878 5969

Attention:	Abteilung Firmenkunden

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH

By:	Illegible

Address:	Breite Straße 34
40213 Düsseldorf

Tel:	+49 211 3667-480

Fax:	+49 211 3667-433

Attention:	European Business Division

THE ROYAL BANK OF SCOTLAND PLC, NIEDERLASSUNG FRANKFURT

By:	Illegible

Address:	Junghofstrasse 22
60311 Frankfurt am Main

Tel:	+49 69 17006 404

Fax:	+49 69 17006 401

Attention:	GBM Frankfurt, New Corporate Segment

/s/ Frank Borisch	/s/ Florian Von Bodman
Senior Director Global Banking & Markets Corporates	Director Global Banking & Markets Corporates

Qiagen—Syndication and Amendment Agreement

WEST LB AG

By:	/s/ C. Uebbing	/s/ Lotzner

Address:	Herzogstrasse 15 40217 Düsseldorf

Tel:	+49 021 1826 5801

Fax:	+49 021 1826 4016

Attention:	001-56110/Thomas Glahe

WGZ BANK AG-WESTDEUTSCHE GENOSSENSCHAFTS-ZENTRALBANK

By:	Illegible

Address:	Ludwig-Erhard-Allee 20 40227 Düsseldorf

Tel:	+49 211 778 2534 / 2114 / 2353

Fax:	+49 211 778 2404 / 2198 / 2379

Attention:	Structured Finance/Captial Market Clients/Corporate Finance

Qiagen—Syndication and Amendment Agreement